CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated November 5, 1998, relating to the financial statements of Cardia, Inc., which appears in such Prospectus.


/s/ PRICEWATERHOUSECOOPERS LLP


PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
February 2, 1999